                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                         NAVIGANT INTERNATIONAL, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                          NAVIGANT INTERNATIONAL, INC.
                            84 INVERNESS CIRCLE EAST
                            ENGLEWOOD, CO 80112-5314

                                   May 26, 2000

DEAR STOCKHOLDER:

   You are cordially invited to attend the 2000 Annual Meeting of Stockholders (the "Meeting") of Navigant International, Inc. to be held on Tuesday, June 20, 2000, at 9:00 a.m., Mountain Time, at the Inverness Hotel and Golf Club, 200 Inverness Drive West, Englewood, Colorado 80112.

   At the Annual Meeting, the stockholders will be asked:

1. To elect two Class II Directors to serve until the 2003 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

   2.To ratify the appointment of our independent auditing firm.

   On the following pages you will find the formal Notice of Annual Meeting and Proxy Statement which will describe the matters to be presented at the Annual Meeting.

   The Board of Directors recommends that stockholders vote FOR the election of the nominated Directors and FOR ratification of appointment of the independent auditors.

   Your vote is important. Whether or not you plan to attend the Meeting, please mark, sign, date and return the proxy card in the enclosed envelope to American Stock Transfer & Trust Company as soon as possible so that your vote will be recorded. If you attend the Meeting, you may withdraw your proxy and vote your shares in person.

                                          Sincerely,

                                          /s/ Edward S. Adams
                                          --------------------------------
                                          Edward S. Adams
                                          Chairman of the Board and Chief
                                           Executive Officer

                          NAVIGANT INTERNATIONAL, INC.
                            84 INVERNESS CIRCLE EAST
                            ENGLEWOOD, CO 80112-5314

                               ----------------

                         NOTICE OF 2000 ANNUAL MEETING
                                OF STOCKHOLDERS
                            TO BE HELD JUNE 20, 2000

                               ----------------

TO OUR STOCKHOLDER:

   The 2000 Annual Meeting of Stockholders (the "Meeting") of Navigant International, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, June 20, 2000, at 9:00 a.m., Mountain Time, at the Inverness Hotel and Golf Club, 200 Inverness Drive West, Englewood, Colorado 80112, for the following purposes:

(1) to elect two Class II directors to serve for a term of three years or until their successors are duly elected and qualified;

(2) to consider and vote upon a proposal to approve and ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for 2000; and

(3) to consider such other matters as may properly come before the Meeting, and at any and all adjournments thereof.

   Only stockholders of record at the close of business on May 19, 2000 are entitled to notice of and to vote at the Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Eugene A. Over, Jr.
                                          --------------------------------
                                          Name: Eugene A. Over, Jr.
                                          Title: Vice President, General
                                           Counsel and Secretary

Denver, Colorado
May 26, 2000


A PROXY CARD IS ENCLOSED. YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE PREPAID, ADDRESSED ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                          NAVIGANT INTERNATIONAL, INC.
                            84 INVERNESS CIRCLE EAST
                            ENGLEWOOD, CO 80112-5314

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            To be held June 20, 2000

                               ----------------

                              GENERAL INFORMATION

   The enclosed proxy is solicited by and on behalf of the Board of Directors of Navigant International, Inc., a Delaware corporation ("Navigant" or the "Company"), for use at the Company's 2000 Annual Meeting of Stockholders (the "Meeting") to be held at 9:00 a.m., Mountain Time, on Tuesday, June 20, 2000, at the Inverness Hotel and Golf Club, 200 Inverness Drive West, Englewood, Colorado 80112, and at any and all adjournments thereof. This Proxy Statement and the accompanying form of proxy are first being mailed or given to the stockholders of the Company on or about May 26, 2000.

   The Company's Annual Report on Form 10-K (the "Annual Report"), which includes audited financial statements for the fiscal year ended December 26, 1999, is being mailed to stockholders of the Company simultaneously with this Proxy Statement.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

   All voting rights are vested exclusively in the holders of the Company's common stock, $.001 par value per share (the "Common Stock"). Each share of the Common Stock is entitled to one vote. Cumulative voting in the election of directors is not permitted. Holders of a majority of shares entitled to vote at the Meeting, when present in person or by proxy, constitute a quorum. On May 19, 2000, the record date for stockholders entitled to vote at the Meeting, 12,294,170 shares of Common Stock were issued and outstanding.

   Proxies in the enclosed form will be effective if properly executed and returned prior to the Meeting in the enclosed envelope to American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219. The Common Stock represented by each effective proxy will be voted at the Meeting in accordance with the instructions on the proxy. If no instructions are indicated on a proxy, all Common Stock represented by such proxy will be voted FOR election of the nominees named in the proxy as the Class II directors, FOR the approval and ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the 2000 fiscal year, and, as to any other matters of business which properly come before the Meeting, by the named proxies at their discretion.

   Any stockholder signing and mailing the enclosed proxy may revoke it at any time before it is voted by giving written notice of the revocation to the Company, by voting in person at the Meeting or by filing at the Meeting a later executed proxy.

   When a quorum is present, in the election of a director, the nominee having the highest number of votes cast in favor of his or her election will be elected to the Company's Board of Directors. With respect to any other matter which may properly come before the Meeting, unless a greater number of votes is required by law or by the Company's Certificate of Incorporation, a matter will be approved by the shareholders if the votes cast in favor of the matter exceed the votes cast in opposition.

   Abstentions and broker non-votes (i.e., shares held by brokers or nominees as to which the broker or nominee indicates on a proxy that it does not have discretionary authority to vote) will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Because abstentions will be counted for purposes of determining the shares present or represented at the Meeting and entitled to vote, abstentions will have the same effect as a vote "against" the approval and ratification of PricewaterhouseCoopers LLP as the Company's independent auditors. Abstentions on the election of the Class II directors will not have any effect on the election of the Class II directors. Broker non-votes on a particular matter are not deemed to be shares present and entitled to vote on such matter, and, assuming the presence of a quorum, will not affect whether any proposal is approved at the Meeting.

   The Company will pay the cost of soliciting proxies in the accompanying form. The Company has retained the services of American Stock Transfer & Trust Company to assist in distributing proxy materials to brokerage houses, banks, custodians and other nominee holders, and to distribute proxies to the registered shareholders of the Company and to collect proxies. The estimated cost of such services is the out-of-pocket expenses. Although there are no formal agreements to do so, proxies may also be solicited by officers and other regular employees of the Company by telephone, telegraph or by personal interview for which employees will not receive additional compensation. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by such persons, and the Company may reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing.

                  PROPOSAL ONE: ELECTION OF CLASS II DIRECTORS

General

   The Company's Certificate of Incorporation provides for the classification of the Company's Board of Directors. The Board of Directors, which currently is composed of five members, is divided into three classes. One class stands for re-election at each annual meeting of shareholders. The Board of Directors currently is classified into one Class I director (Vacant), two Class II directors (Ned A. Minor and D. Craig Young) and two Class III directors (Edward
S. Adams and Vassilios Sirpolaidis), whose terms will expire upon the election and qualification of directors at the annual meetings of stockholders held in 2002, 2000 and 2001, respectively. At each annual meeting of stockholders, directors will be elected by the stockholders of the Company for a full term of three years to succeed those directors whose terms are expiring. The powers and responsibilities of each class of directors are identical. All directors shall serve until their successors are duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

   Proxies cannot be voted for a greater number of persons than the number of nominees named therein. Unless authority to vote is withheld, the persons named in the enclosed form of proxy will vote the shares represented by such proxy for the election of the nominee for directors named below. If, at the time of the Meeting, the nominees shall have become unavailable for any reason for election as a director, the persons entitled to vote the proxy will vote for such substitute nominee, if any, as they determine in their discretion. If elected, the nominees will hold office until the year 2002 annual meeting of stockholders or until their successors are elected and qualified.

Class II Director Nominees

   Ned A. Minor and D. Craig Young have chosen to run for re-election as Class II directors. The Board of Directors unanimously recommends that the shareholders vote FOR their election as the Class II directors of the Company.

                                                     Age Position Director Since
    Name                                             --- -------- --------------
  Ned A. Minor......................................  54 Director      1998
  D. Craig Young....................................  46 Director      1998

Continuing Directors

   The persons named below will continue to serve as directors of the Company until the annual meeting of stockholders in the year indicated below and until their successors are elected and take office. Stockholders are not voting on the election of the Class I and Class III directors. The following table shows the names, ages and positions of each continuing director.

                         Class I--Term Expires in 2002

   Vacant (1)

     (1) On May 5, 2000, Paul J. Blackney, the Class I director since June 1999, resigned. Under the Company's by laws, this vacancy will be filled by the affirmative vote of the Directors remaining in office.

                        Class III--Term Expires in 2001

                       Age               Position                Director Since
         Name          --- ------------------------------------- --------------
  Edward S. Adams..... 49  Chairman of the Board,                     1998
                           Chief Executive Officer and Director
  Vassilios
   Sirpolaidis........ 52  Director                                   1998

               PROPOSAL TWO: RATIFICATION OF INDEPENDENT AUDITORS

   The Audit Committee of the Board of Directors has selected the firm of PricewaterhouseCoopers LLP as independent auditors of the Company for the 2000 fiscal year, subject to the approval and ratification of stockholders. The Board of Directors unanimously recommends that stockholders vote to approve and ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for 2000. PricewaterhouseCoopers LLP has served as the independent auditors of the Company since the Company's formation in February 1998. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting, will have an opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

   The affirmative vote of the holders of a majority of the shares present or represented at the Meeting and entitled to vote is needed to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for 2000. If the appointment is not approved, the matter will be referred to the Audit Committee for further review.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

   The following table sets forth the number and percentage of outstanding shares of the Company's Common Stock beneficially owned as of December 26, 1999, by (1) all persons known by the Company to own beneficially more than 5% of the Company's Common Stock, (2) each director and each executive officer of the Company, and (3) all directors and executive officers of the Company as a group. All persons listed below have sole voting and investment power with respect to their shares of Common Stock unless otherwise indicated.

                                               Number of Shares  Percent of
    Name and Address of Beneficial Owner      Beneficially Owned  Class (1)(2)
    ------------------------------------      ------------------ ----------
Edward S. Adams (3)..........................       642,992          4.9%
C. Thomas Nulty (4)..........................        61,376            *
Robert C. Griffith (5).......................       144,604          1.1%
Neville D. E. Teagarden (6)..................            --           --
John S. Coffman (7)..........................        51,834            *
Regina Q. Keating (8)........................        31,352            *
Eugene A. Over, Jr. (7)......................        50,129            *
Paul Shamon (9)..............................            --           --
Michael B. Arrington.........................            --           --
David F. Buskirk (10)........................         1,874            *
Fred L. Coward, III..........................            --           --
Jonathan P. Danforth (6).....................            --           --
Salvatore A. DeFranco (11)...................       105,000            *
Gary Pearce..................................            --           --
David Quibell................................            --           --
M. Keith Taylor (6)..........................         1,400            *
Paul J. Blackney (12)........................        10,000            *
Vassilios Sirpolaidis (12)...................       160,070          1.3%
Ned A. Minor (12)............................        12,000            *
D. Craig Young (12)..........................        14,100            *
All current executive officers and directors
 as a group (20 persons)(13).................     1,286,731          8.8%
5% Stockholders
Douglas A. Hirsch............................     1,260,000         10.0%
 c/o Seneca Capital, L.P.
 527 Madison Avenue, 11th Floor
 New York, NY 10022
Steven Major.................................       885,167          7.0%
 c/o Cohen Tauber Spierack & Wagner, LLP
 1350 Avenue of the Americas
 New York, NY 10019

--------

* Less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days of December 26, 1999 are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity.

(2) Percentage of ownership is based on 12,615,000 shares of Common Stock, net of treasury stock, outstanding at December 26, 1999 and 1,962,380 shares of Common Stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days of December 26, 1999. The shares subject to such options, warrants and convertible debentures held by a person or entity are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity.

(3) Includes 12,353 shares held by Marcono, LLC; Mr. Adams disclaims beneficial ownership of these shares except for his pecuniary interest therein and 488,032 shares of Common Stock which may be acquired upon exercise of options which are exercisable within 60 days following December 26, 1999. Excludes 488,032 shares of Common Stock which may be acquired upon exercise of options which are not exercisable within 60 days following December 26, 1999.

(4) Includes 61,376 shares of Common Stock which may be acquired upon exercise of options which are exercisable within 60 days following December 26, 1999. Excludes 138,624 shares of Common Stock which may be acquired upon exercise of options which are not exercisable within 60 days following December 26, 1999.

(5) Includes 139,000 shares of Common Stock which may be acquired upon exercise of options which are exercisable within 60 days following December 26, 1999. Excludes 133,204 shares of Common Stock which may be acquired upon exercise of options which are not exercisable within 60 days following December 26, 1999.

(6) Excludes 25,000 shares of Common Stock which may be acquired upon the exercise of options which are not exercisable within 60 days following December 26, 1999.

(7) Includes 50,000 shares of Common Stock which may be acquired upon the exercise of options which are exercisable within 60 days following December 26, 1999.

(8) Includes 31,152 shares of Common Stock which may be acquired upon exercise of options which are exercisable within 60 days following December 26, 1999. Excludes 18,184 shares of Common Stock which may be acquired upon exercise of options which are not exercisable within 60 days following December 26, 1999.

(9) Excludes 10,000 shares of Common Stock which may be acquired upon exercise of options which are not exercisable within 60 days following December 26, 1999.

(10) Includes 1,874 shares of Common Stock which may be acquired upon exercise of options which are exercisable within 60 days following December 26, 1999. Excludes 28,500 shares of Common Stock which may be acquired upon exercise of options which are not exercisable within 60 days following December 26, 1999.

(11) Includes 25,000 shares of Common Stock which may be acquired upon exercise of options which are exercisable within 60 days following December 26, 1999.

(12) Includes 10,000 shares of Common Stock which may be acquired upon exercise of options which are exercisable within 60 days following December 26, 1999. On May 5, 2000, Mr. Blackney resigned from the Board of Directors.

(13) Includes 886,902 shares of Common Stock which may be acquired upon exercise of options which are exercisable within 60 days following December 26, 1999. Excludes 891,544 shares of Common Stock which may be acquired upon exercise of options which are not exercisable within 60 days following December 26, 1999.

   There has been no change in control of the Company since the beginning of its last fiscal year, and there are no arrangements known to the Company, including any pledge of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

                        DIRECTORS AND EXECUTIVE OFFICERS

   The following table sets forth information as of December 26, 1999 (4) concerning each of the current directors and executive officers of the Company. All directors serve until their successors are duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Officers are appointed by and serve at the discretion of the Company's Board of Directors.

             Name           Age                            Position
             ----           ---                            --------
   Edward S. Adams.........  49 Chairman of the Board, Chief Executive
                                Officer, and Director (2)
   C. Thomas Nulty.........  54 Chief Operating Officer and President
   Robert C. Griffith......  50 Chief Financial Officer and Treasurer
   Neville D. E.
    Teagarden..............  36 Chief Information Officer
   John S. Coffman.........  38 Vice President and Corporate Controller
   Regina Q. Keating.......  57 Vice President, Operations and President Rocky Mountain Region
   Eugene A. Over, Jr......  42 Vice President, General Counsel and Secretary
   Paul Shamon.............  36 Vice President, Marketing and Corporate Communications
   Michael B. Arrington....  57 President, North Central Region (5)
   David F. Buskirk........  50 President, Southwest Region
   Fred L. Coward, III.....  61 President, Southeast Region
   Jonathan P. Danforth....  44 President, Cornerstone, a Navigant International Company
   Salvatore A. DeFranco...  43 President, Northeast Region
   Gary Pearce.............  43 President, South Central Region
   David Quibell...........  53 President, Canadian Region
   M. Keith Taylor.........  38 President, Northwest Region
   Paul J. Blackney........  53 Director (3)
   Vassilios Sirpolaidis...  54 Director (2)
   Ned A. Minor............  52 Director (1)
   D. Craig Young..........  46 Director (1)

--------
(1) Term expires in 2000.

(2) Term expires in 2001.

(3) Mr. Blackney resigned as a Director on May 5, 2000. The term of the Class I Director expires in 2002.

(4)  On February 12, 2000, Todd R. Tarbert was named President of
     NavigantVacations.com, LLC. On March 1, 2000, Kelly L. Kuhn became President, North Central Region.

(5) On February 29, 2000, Mr. Arrington resigned as President, North Central Region, although he continues to be employed at Arrington Travel Center, Inc., a subsidiary of the Company.

 Business Biographies

   Edward S. Adams has served as Chairman of the Board, Chief Executive Officer, and Director of the Company since February 1998. He served as President of the Company from February 1998 to May 1999. He has served as Chairman and Chief Executive Officer of Professional Travel Corporation ("PTC"), a subsidiary of the Company, since 1983, served as President of PTC from 1983 through April 1998, and as President of U.S. Office Products' Corporate Travel Services Division from January 1997 through June 9, 1998.

   C. Thomas Nulty has served as President and Chief Operating Officer of the Company since May 1999. He served as President of Associated Travel Services ("Associated") (a subsidiary of the Company since June 1997) from 1984 to 1999. He has over 30 years experience in the travel industry and is considered a recognized expert in the field. Mr. Nulty has a degree from the University of Utah, has served as a trustee of the Orange County Museum or Art, and has been on the Dean's Advisory Board for the Graduate School of Business at the University of California, Irvine.

   Robert C. Griffith has served as Chief Financial Officer and Treasurer of the Company since February 1998. He has served as Chief Financial Officer of PTC since January 1997, and served as Chief Financial Officer of U.S. Office Products' Corporate Travel Services Division from January 1997 through June 9, 1998. Mr. Griffith served as Vice President of Finance and Administration of PTC from June 1993 through January 1997. Prior to joining PTC, Mr. Griffith served as Senior Manager and Area Director of IDS Tax and Business Services, a subsidiary of American Express, from September 1991 to June 1993. Before joining IDS, Mr. Griffith was employed by Deloitte & Touche. Mr. Griffith is licensed as a certified public accountant in the state of Colorado.

   Neville D. E. Teagarden has served as Chief Information Officer of the Company since November 1999. Prior to that, Mr. Teagarden served as Vice President of Information Systems for the Company from January 1999. Mr. Teagarden served as Manager and subsequently Director of Technology Architecture at Janus Capital Corporation, from May 1996 through January 1999. From 1989 through 1996, Mr. Teagarden worked for Advantage kbs, Inc, an information systems consulting firm. Mr. Teagarden has also performed research at the Massachusetts Institute of Technology ("MIT") Artificial Intelligence Laboratory. He received his degree in Computer Science and Engineering from MIT.

   John S. Coffman has served as Vice President, Corporate Controller of the Company since June 1998. Prior to that, Mr. Coffman was a senior manager in the business advisory group of Price Waterhouse LLP. Mr. Coffman began with Price Waterhouse in September 1984. Mr. Coffman is licensed as a certified public accountant in the state of Colorado.

   Regina Q. Keating has served as Vice President of Operations of the Company since October 1999, and Rocky Mountain Regional President since June 1999. Ms. Keating has also served as President of PTC since March 1998, and served as Chief Operating Officer of PTC from 1996 to 1999. She has worked for PTC since 1983. Ms. Keating was named one of the 200 Most Powerful Travel Women in Travel by Travel Agent Magazine in 1997, and has over 22 years experience in the travel industry. Ms. Keating has a Bachelor of Arts degree in English from the College of Charleston in Charleston, S.C.

   Eugene A. Over, Jr. has served as Vice President, General Counsel and Secretary of the Company since February 1998. He served as Legal Affairs and Administrative Officer of U.S. Office Product's Corporate Travel Service Division from December 1997 through June 9, 1998. Mr. Over was an attorney at Clanahan Tanner Downing & Knowlton, P.C. from December 1994 through November 1997.

   Paul Shamon has served as Vice President of Marketing and Corporate Communications for the Company since November 1999. Mr. Shamon served as President and Founder of the Denali Group, Inc. from July 1990 to October 1999. From February 1997 to August 1998, Mr. Shamon also served as President and Founder of the Colorado Children's Automobile Safety Association, Inc., and Vice President of Marketing for the John Costanza Institute of Technology, Inc. From November 1998 to August 1999, Mr. Shamon served as Vice President of Corporate Communications for Multum Information Services, Inc.

   Michael B. Arrington served as Executive Vice President of Global Operations of the Company from November 1998 to October 1999, and as President of the Company's North Central Region since June 1999. Mr. Arrington served as President and Chief Executive Officer of Arrington Travel Center, Inc. ("Arrington Travel") (a subsidiary of the Company since July 1998) from August 1969 through December 1997, and as Chairman and Chief Executive Officer of Arrington Travel from December 1997 to October 1999. Mr. Arrington served in the U.S. Marine Corps, First Force Reconnaissance Company, 1st Marine Division, from 1962 through 1964. He received his bachelor of arts degree in political science from the University of Illinois at Chicago.

   David F. Buskirk has served as Southwest Regional President for the Company since June 1999, and as President of Associated from May 1999. Mr. Buskirk joined Associated in 1987 as Regional Vice President of Associated's San Diego Region, and was promoted to Vice President of Sales and Marketing in 1989. He served in that capacity until his promotion to Executive Vice President and Chief Operating Officer in May 1998. Mr. Buskirk has over 26 years experience in the travel industry and has served in several sales and marketing positions throughout his travel industry tenure.

   Fred L. Coward III has served as Southeast Regional President for the Company since October 1999 and as President of First Travelcorp, Inc., ("First Travelcorp") (a subsidiary of the Company since September 1999) from September 1999. Before that, Mr. Coward was Executive Vice President of First Travelcorp from 1991.

   Jonathan P. Danforth has served as President of Cornerstone Enterprises, Inc. ("Cornerstone") (a subsidiary of the Company since September 1999) since September 1991. Mr. Danforth was educated at Yale, studied in Switzerland and acquired his sales and marketing training from a Fortune 500 company.

   Salvatore A. DeFranco has served as Northeast Regional President for the Company since June 1999, and as President of McGregor Travel Management, Inc. ("McGregor") (a subsidiary of the Company since October 1997) since 1998. Mr. DeFranco joined McGregor in 1989 as Vice President of Sales, and became a co-owner and President of McGregor in 1992. In 1997, Mr. DeFranco was awarded Ernst & Young's "Entrepreneur of the Year" Award in the category of products and Services.

   Gary Pearce has served as South Central Regional President for the Company since June 1999, and as President of Atlas Travel Services (a subsidiary of the Company since July 1998) from 1993. Mr. Pearce has more than 23 years experience in the travel industry with a focus in sales and operations.

   David Quibell has served as the Company's Canadian Regional President since October 1999. Mr. Quibell owned Travel Resources, Inc., (a subsidiary of the Company since October 1999) and served as that company's President from 1995. He has over 26 years experience in the travel industry. Mr. Quibell has a M.A. from the University of Toronto and B.Ed diploma from the University of Strasbourg, France.

   M. Keith Taylor has served as Northwest Regional President for the Company since December 1999, and served as President of Mutual Travel , Inc. ("Mutual Travel") (a subsidiary of the Company since April 1997) from June 1999. Prior to that, Mr. Taylor was Chief Operating Officer and Executive Vice President of Mutual Travel from January 1999. Mr. Taylor served as Executive Vice President of Atlas Travel Service Ltd. ("Atlas") (a subsidiary of the Company since September 1997) from 1985 to 1989, before being promoted to President of Atlas in 1989. Mr. Taylor has a business administration degree from British Columbia Institute of Technology.

   Paul J. Blackney served as a director of the Company from June 14, 1999 until May 5, 2000. Mr. Blackney is Director, President and Chief Executive Officer of Worldspan, holding these positions since October 1999. From February 1, 1999 to September 1999, Mr. Blackney was Senior Vice President, Publishing and Business Services of the American Medical Association. From January 1998 to January 1999, Mr. Blackney provided consulting services to XTRA On-Line and priceline.com, Inc. From 1993 to 1997, he served as President and Chief Executive Officer of Apollo Travel Services ("Apollo"), one of the major computerized reservation systems used by travel agencies in the United States. Prior to his association with Apollo, Mr. Blackney held various management positions with Covia (Apollo's predecessor) and United Air Lines. Mr. Blackney also serves as Chairman of the Board of XTRA On-Line, a developer and marketer of interactive reservations technology to travel agencies and corporations. He also serves as a director of priceline.com, Inc.

   Ned A. Minor has served as a director of the Company since June 9, 1998. Mr. Minor has served as Director, President and Vice-President of Minor & Brown, P.C., a private law firm, since 1977. Mr. Minor is a practicing attorney in the state of Colorado, specializing in the areas of general corporate law and mergers and acquisitions.

   Vassilios Sirpolaidis has served as a director of the Company since June 9, 1998. Mr. Sirpolaidis has served as Rocky Mountain Regional President of U.S. Office Products since April 1999. He has also served as President of Mile High Office Supply, Inc. ("Mile High") since 1978. U.S. Office Products acquired Mile High in July 1996. Mr. Sirpolaidis has also served as a District President of U.S. Office Products since August 1996 and as President of Arizona Office Products, a subsidiary of U.S. Office Products, since May 1997.

   D. Craig Young has served as a director of the Company since June 9, 1998. Mr. Young currently serves as Vice Chairman, President and Director of AT&T Canada and has held these positions since June 1999. Prior to assuming these roles, which occurred with the merger of MetroNet Communications and AT&T Canada, Mr. Young was President and Chief Executive Officer of MetroNet Communications, Canada's largest facilities-based competitive local exchange carrier (CLEC), holding these positions from March 1998 to June 1999. From 1995 through 1998, Mr. Young served as the President and Chief Operating Officer of Brooks Fiber Properties, Inc. Mr. Young served from 1993 to 1995 as Vice President of Custom Business for Ameritech Corp., a telecommunications company based in Chicago, Illinois.

Certain Transactions

   On May 24, 1999, McGregor Travel Management, Inc. ("McGregor Travel"), a subsidiary of the Company, sold its interest in certain real property located at 112 Prospect Street, Stamford, Connecticut, to DeFranco & Knight, LLC. Mr. DeFranco is a 50% owner of DeFranco & Knight, LLC. The sale price was $975,000, and was determined by an appraisal of the property by Michaud Company, Inc. using a sales comparison approach. McGregor Travel acquired the property on October 28, 1997 from DeFranco & Knight, LLC for an aggregate purchase price of approximately $1,035,000. The 1997 transaction was related to the acquisition of McGregor Travel by U.S. Office Products. The consideration in the 1997 transaction consisted of 18,336 shares of U.S. Office Products common stock (which now represents 1,839 shares of the Company's common stock) valued at $24.54 per share and McGregor Travel assumption of a note in the approximate amount of $585,000.

   On May 24, 1999, McGregor Travel leased certain real estate from DeFranco & Knight, LLC. Mr. DeFranco is a 50% owner of DeFranco & Knight, LLC. The lease is for a term of five years, and provides for annual rental payments starting at $180,000, and increasing by $5,000 per year during the term of the lease. The lease is a net lease. The Company believes that the terms of this transaction are as favorable as could be negotiated with third parties.

   Mr. DeFranco is a partner in an emergency travel service provider that contracts with McGregor Travel Management, Inc., a subsidiary of the Company, to provide emergency travel service to clients of McGregor at a rate of $13.00 per emergency call. During the fiscal year ended December 26, 1999, McGregor paid approximately $533,000 to such emergency travel service provider.

Section 16 Reports

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires directors, executive officers and beneficial owners of more than 10% of the outstanding shares of the Company to file with the Securities and Exchange Commission reports regarding changes in their beneficial ownership of shares in the Company.

   Based solely upon a review of Forms 3, 4 and 5, and amendments thereto furnished to the Company, the following are persons who, at any time during the fiscal year, were a director, officer, beneficial owner of more than 10% of any class of equity securities of the Company registered pursuant to Section 12 of the Exchange Act, or any other person subject to Section 16 of the Exchange Act, that failed to file on a timely basis, as disclosed in the above Forms, reports required by Section 16(a) of the Exchange Act during the most recent and prior fiscal years:

                                       Number
                                       of Late
     Person                            Reports Transactions
     ------                            ------- ------------
     Fred L. Coward, III..............     1         0
     Jonathan P. Danforth.............     1         0
     Salvatore A. DeFranco............     1         0
     Gary Pearce......................     1         0
     David Quibell....................     1         0
     M. Keith Taylor..................     1         0
     David F. Buskirk.................     1         0
     Regina Q. Keating................     1         0
     Paul Shamon......................     1         0

   There are no known failures to file a required Form 3, 4 or 5 and during the most recent fiscal year.

   As of April 15, 2000, based solely upon a review of Form 3, 4 and 5, and amendments thereto furnished to the Company, all directors and officers have filed all forms required to be filed in the current fiscal year.

Directors' Meetings and Committees

   The entire Board of Directors met twelve (12) times during the year ended December 26, 1999. Each incumbent director except Paul J. Blackney and D. Craig Young attended at least 75% of the board meetings. The Company's Board of Directors has appointed an Audit Committee and a Compensation Committee.

 Audit Committee

   The Audit Committee has as its primary responsibilities the recommendation of an independent public accountant to audit the annual financial statements of the Company, the review of internal and external audit functions, the review of internal accounting controls, the review of annual financial statements, and a review at its discretion of compliance with corporate policies and codes of conduct. The Audit Committee is comprised of outside directors. The current members of the Audit Committee are Messrs. Sirpolaidis, Minor, and Blackney. (Mr. Blackney resigned from the Board on May 5, 2000; his position will be filled by the Board under the Company's by-laws.) The Audit Committee met two
(2) times in person and acted one (1) time by written consent in 1999.

 Compensation Committee

   The Compensation Committee determines officers' salaries and bonuses and administers the grant of stock options and other awards pursuant to the Plan. The Compensation Committee is comprised of outside directors. The current members of the Compensation Committee are Messrs. Sirpolaidis, Minor, and Blackney. (Mr. Blackney resigned from the Board on May 5, 2000; his position will be filled by the Board under the Company's by-laws.) The Compensation Committee met four (4) times in person and acted three (3) times by written consent in 1999.

                      DIRECTOR AND EXECUTIVE COMPENSATION

   Director Compensation

   Non-management directors are compensated with $10,000 of airline tickets and other travel accommodations for their services as directors. In addition, such directors will be paid $2,500 in cash for each committee of the Board of Directors on which they serve and may be granted stock options under the Plan. Non-management directors will also be reimbursed for all out-of-pocket expenses related to their service as directors.

Executive Compensation

 Summary Compensation

   The following table sets forth information with respect to the compensation paid by all persons for services rendered to the Company and its subsidiaries during the fiscal years ended December 26, 1999, December 27, 1998 and December 28, 1997 to the Chief Executive Officer and to the other four most highly compensated officers of the Company (the "Named Officers").

                           Summary Compensation Table

                                                    Annual
                                                 Compensation
                                               ----------------
                                                                   All Other
                                          Year  Salary   Bonus  Compensation(1)
       Name and Principal Position        ---- -------- ------- ---------------
Edward S. Adams.......................... 1999 $300,000      --     $8,544
 Chairman of the Board, Chief Executive
  Officer,............................... 1998  295,260      --      8,873
 and Director............................ 1997  255,995      --      7,640
Michael B. Arrington (2)................. 1999  269,241 $26,000         --
 Executive Vice President, Global
  Operations............................. 1998  118,273      --         --
Salvatore A. DeFranco (3)................ 1999  255,752      --         --
 President, Northwest Region
Robert C. Griffith....................... 1999  215,385      --      5,256
 Chief Financial Officer and Treasurer... 1998  188,333      --      5,458
                                          1997  146,689      --      4,700
C. Thomas Nulty (4)...................... 1999  225,632  84,516      2,077
 President and Chief Operating Officer

--------
(1) Represents automobile expenses paid by the Company.

(2) Mr. Arrington became an employee of the Company effective July 1998 with the acquisition of Arrington Travel Center, Inc., and became an officer of the Company effective November 1998. On October 15, 1999, Mr. Arrington resigned as an officer of Arrington Travel Center, Inc., and as Executive Vice President Global Operations. On February 29, 2000, he announced his intention to relinquish his duties as the Company's Regional President for the North Central Region. Mr. Arrington, however, remains an employee of Arrington Travel Center, Inc.

(3) Mr. DeFranco became an employee of the Company in October of 1997, with the acquisition of McGregor Travel Management, Inc. Mr. DeFranco became an officer of the Company on June 9, 1999.

(4) Mr. Nulty became the President and Chief Operating Officer of the Company on May 17, 1999. Prior to that, Mr. Nulty was President of Associated, a subsidiary of the Company. Associated became a subsidiary of the Company in June of 1997. Consequently, Mr. Nulty's 1999 salary includes 5 months of salary from Associated.

Option Grants

   The following table sets forth certain information regarding options to acquire Common Stock or other interests in the Company or its subsidiaries granted to the Named Officers during the fiscal year ended December 26, 1999.

                      Options Granted in Fiscal Year 1999

                                                                               Potential
                                                                           Realizable Value
                                                                           at Assumed Annual
                                                                             Rate of Stock
                                                                                 Price
                           Options Granted in                              Appreciation for
                            Fiscal Year 1999                                Option Term(2)
                         -------------------------                         -----------------
                                      Percent of
                                    Total Options
                         Options       Granted     Exercise   Expiration
          Name           Granted    in Fiscal Year  Price        Date         5%      10%
          ----           -------    -------------- --------   ----------   -------- --------
Edward S. Adams......... 52,777(3)       47.5(4)    10.00(3)   4/19/09(3)  $331,916 $841,141
C. Thomas Nulty......... 75,000          23.1(1)     6.81      5/11/09      321,349  814,363
                         50,000          15.4(1)     9.00      6/09/09      242,280  652,341
                         40,749          12.5(1)    12.00      6/09/09       75,207  409,398
                         16,667(3)       15.0(4)    10.00(3)   4/19/09(3)   104,816  265,623
Robert C. Griffith...... 16,667(3)       15.0(4)    10.00(3)   4/19/09(3)   104,816  265,623
Salvatore A. DeFranco...     --            --          --           --           --       --
Michael B. Arrington....     --            --          --           --           --       --

--------
(1) Based on options granted in 1999 to purchase an aggregate of 2,730,540 shares of Common Stock.

(2) The potential realizable value is calculated based on the term of the option at its time of grant (10 years) and is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. The 5% and 10% assumed rates of appreciation are derived from the rules of the SEC and do not represent the Company's estimate or projection of the future Common Stock price.

(3) Reflects common unit options granted by the Company's subsidiary, NavigantVacations.com, LLC.

(4) Based on options granted in 1999 to purchase an aggregate of 111,111 common units.

 Option Exercises and Holdings

   The following table sets forth certain information regarding option exercises and unexercised options held by the Named Officers at December 26, 1999.

       Aggregated Option Exercises in Fiscal Year Ended December 26, 1999
                     and Fiscal Year-End 1999 Option Values

                                                    Number of Unexercised   Value of Unexercised In-
                                                       Options Held at        the-Money Options at
                                                      December 26, 1999     December 26, 1999(1) (3)
                                                  ------------------------- -------------------------
                            Shares
                           Acquired      Value
          Name            on Exercise Realized($) Exercisable Unexercisable Exercisable Unexercisable
          ----            ----------- ----------- ----------- ------------- ----------- -------------
Edward S. Adams (2).....       --          --       488,500      488,032    $1,035,375          --
(3)                            --          --        52,778           --       527,777          --
C. Thomas Nulty (2).....       --          --        61,376      138,624       170,305    $406,220
(3)                            --          --        16,667           --        83,330          --
Robert C. Griffith (2)..       --          --       139,000      133,204       305,250          --
(3)                            --          --        16,667           --        83,330          --
Salvatore A.
 DeFranco(2)............       --          --        25,000           --        68,750          --
Michael B.
 Arrington(2)...........       --          --            --           --            --          --

--------
(1) The in-the-money value of unexercised options is equal to the excess of the per share market price of the Company's common stock at December 26, 1999 over the per share exercise price multiplied by the number of unexercised options.
(2) Reflects options in the Company's common stock.
(3) Reflects common unit options granted by the Company's subsidiary, NavigantVacations.com, LLC. The in-the-money value of unexercised common unit options utilizes a market price of $20.00 at December 26, 1999, which is the most recent price paid by a third party for common units prior to December 26, 1999.

1998 Stock Incentive Plan

   The Company has adopted the 1998 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to promote the long-term growth and profitability of the Company by providing employees with incentives to improve stockholder value and contribute to the growth and financial success of the Company. The Plan also allows the Company to attract, retain and reward highly motivated and qualified employees. The maximum percentage of shares of Common Stock that may be issued with respect to awards granted under the Plan is 30% of the outstanding Common Stock. The maximum number of shares that may be issued with respect to awards granted under the Plan to an individual in a calendar year may not exceed 1,100,000 shares. The Compensation Committee of the Board of Directors administers the Plan. All employees of the Company and its subsidiaries, as well as non-employee directors of the Company, are eligible to receive awards under the Plan. The Plan authorizes the Compensation Committee to make awards of stock options, restricted stock and other stock-based awards. The Compensation Committee will determine the prices, vesting schedules, expiration dates and other material conditions under which such awards may be exercised.

Employment Contracts and Related Matters

   On June 9, 1998, Mr. Adams' employment agreement with PTC was assigned to the Company and amended. As amended, the agreement provides for a term of five years, and provides that Mr. Adams is entitled to receive minimum annual compensation of $300,000. In addition, Mr. Adams is entitled to receive incentive bonuses as determined by the Company's Board of Directors, all perquisites and benefits customarily provided by the Company to its employees and reimbursement for the actual cost of leasing an automobile for business use (not to exceed $712 per month). If Mr. Adams' employment is terminated for any reason other than cause, Mr. Adams is entitled to receive his base salary and benefits for the longer of (1) six months from the date of termination or (2) the remaining time under the initial term of the employment agreement (subject to a right of offset if Mr. Adams secures other employment during the period that payment is continuing under the agreement). The employment agreement also prohibits Mr. Adams from engaging in certain activities deemed competitive with the Company or its affiliates during the duration of his employment with the Company and for the longer of (1) a period of two years thereafter or (2) as long as Mr. Adams continues to receive severance payments from the Company.

   On May 17, 1999, Mr. Nulty entered into an employment agreement with Navigant for a term of two years. The agreement provides that Mr. Nulty is entitled to receive minimum annual compensation of $260,000. In addition, Mr. Nulty is entitled to receive incentive bonuses as determined by the Company's Board of Directors, accommodations in the Denver metropolitan area, reasonable costs of an automobile for Mr. Nulty's use in the Denver metropolitan area, commuting expenses for travel between Mr. Nulty's home in Orange County, California, and the Denver metropolitan area, the stock options described above, and all other perquisites and benefits customarily provided by the Company to its employees. In the event that Mr. Nulty's employment is terminated for any reason other than cause, Mr. Nulty's employment agreement provides that Mr. Nulty is entitled to receive his base salary and medical benefits for twenty-four months from the date of termination. The agreement further provides that Mr. Nulty is entitled to receive his base salary and medical benefits for twenty-four months following a change-of-control in the Company, if Mr. Nulty terminates his employment as a result of such change-of-control. The employment agreement also prohibits Mr. Nulty from engaging in certain activities deemed competitive with the Company or its affiliates during the duration of his employment with the Company and for the period of two years thereafter.

   On June 9, 1998, Mr. Griffith's employment agreement with PTC was assigned to the Company and amended. As amended, the agreement provides for a term of five years, and provides that Mr. Griffith is entitled to receive minimum annual compensation of $200,000. In addition, Mr. Griffith is entitled to receive incentive bonuses as determined by the Company's Board of Directors, all perquisites and benefits customarily provided by the Company to its employees and reimbursement for the actual cost of leasing an automobile for business use (not to exceed $438 per month). In the event that Mr. Griffith's employment is terminated for any reason other than cause, Mr. Griffith's employment agreement provides that Mr. Griffith is entitled to receive his base salary and benefits for the longer of (1) four months from the date of termination or (2) the remaining time under the initial term of the employment agreement, subject to a right of offset if Mr. Griffith secures other employment during the period that payment is continuing under the agreement. The employment agreement also prohibits Mr. Griffith from engaging in certain activities deemed competitive with the Company or its affiliates during the duration of his employment with the Company and for the longer of (1) a period of two years thereafter or (2) as long as Mr. Griffith continues to receive severance payments from the Company.

   On July 28, 1998, Mr. Arrington entered into an employment agreement with Arrington Travel Center, Inc. ("Arrington Travel"). On October 15, 1999, Mr. Arrington's employment agreement was amended by the parties to reflect Mr. Arrington's resignation as an officer of Arrington and to modify certain other terms. As amended, the agreement provides for a four-year term, with a base salary of $250,000 per year. In addition, Mr. Arrington is entitled to participate in any incentive bonus plan adopted by the Company for all of its senior regional executives, and all perquisites and benefits customarily provided by Arrington Travel to its employees. The employment agreement also prohibits Mr. Arrington from engaging in certain activities deemed competitive with Arrington Travel or its affiliates during the duration of his employment with Arrington Travel or its affiliates and for the longer of (1) a period of two years thereafter or (2) as long as Mr. Arrington continues to receive severance payments from Arrington Travel.

 Compensation Committee Interlocks and Insider Participation

   The Board of Directors has created a Compensation Committee consisting of Vassilios Sirpolaidis, Ned A. Minor and Paul J. Blackney. (Mr. Blackney resigned from the Board effective May 5, 2000; his position will be filled by the Board under the Company's by-laws.) The Compensation Committee is charged with determining the compensation of all executive officers. No member of the Compensation Committee has ever been an officer of the Company or any of its subsidiaries.

 Compensation Committee Report on Executive Compensation

   The following report is submitted by the Compensation Committee, pursuant to rules established by the Securities and Exchange Commission, and provides certain information regarding compensation of the Company's executive officers.

            Compensation Committee Report on Executive Compensation

   The Compensation Committee establishes and reviews the compensation of the Company's executive officers: Mr. Adams, Mr. Nulty, Mr. Griffith, Ms. Keating, Mr. Shamon, Mr. Teagarden, Mr. Coffman and Mr. Over. The Compensation Committee's goal is to design executive compensation packages that reward the achievement of both short-term and long-term objectives of the Company, and which are comparable to the packages available to similarly placed executives within the corporate travel management industry and within companies of similar size as the Company.

   Compensation Policy. The Compensation Committee expects to adopt a comprehensive policy in the 2000 fiscal year. In the meantime, the basic components of executive compensation are base salary, expense allowances, bonuses, and options. Base salary and expense allowances are set in light of prevailing salaries and allowances for similarly placed executives within the corporate travel management industry. Bonuses and the award of options reward the achievement of the Company's short-term and long-term objectives.

   Long Term Incentives. The Compensation Committee believes that the grant of stock options is an appropriate method of compensating executives for the long-term performance of the Company. The grant of stock options is intended to reward these executives for their efforts in contributing to the dramatic growth of the Company's business and to motivate the executives to continue to contribute to such growth. Moreover, the Compensation Committee believes it was appropriate to grant options at the levels granted during the 1999 fiscal year in order to attract and retain executive officers of the caliber of these individuals.

   Additional Bonus. The Compensation Committee believes that the award of bonuses is an appropriate way to compensate executives for a significant contribution to the Company's objectives, or for the attainment of results beyond expectations. At this time, the Compensation Committee has not recommended any bonuses for any of the executive officers. Nevertheless, bonuses may be considered by the Compensation Committee in the future as appropriate.

   Chief Executive Officer Compensation for Fiscal Year 1999. Mr. Adams' compensation in the previous fiscal year consisted of base salary, expense allowances and options to purchase the Company's Common stock:

   Base Salary was set in June of 1998, and was based primarily on prevailing salaries in the corporate travel management industry. The Compensation Committee also considered the increased duties and responsibilities Mr. Adams would have to undertake following the Travel Distribution.

   Expense Allowance was also set in June of 1998, and was based on prevailing allowances in the corporate travel management industry.

   Options. Prior to the travel Distribution, and as part of his employment agreement with U.S. Office Products, Mr. Adams was awarded options to purchase U.S. Office Products common stock. In connection with the Travel Distribution, on June 10, 1998, Mr. Adams was awarded 376,500 options to purchase the Company's Common Stock. These options were awarded to compensate Mr. Adams for his efforts in the rapid growth of the Company and to motivate Mr. Adams to continue to contribute to that growth.

   Since setting Mr. Adams' initial compensation, the Compensation Committee has not authorized any further compensation increases.

                                          COMPENSATION COMMITTEE

                                          Vassilios Sirpolaidis
                                          Ned A. Minor
                                          Paul J. Blackney

 Performance Graph

   The following graph compares the stock price performance of the Company's common stock for the period beginning June 9, 1998, the date of the Company's initial public offering, and ending December 26, 1999, with the cumulative total return for the same period of (i) the Russell 2000 and (ii) a selected peer group. These comparisons assume an investment of $100 at the beginning of the period and the reinvestment of dividends paid during the period, if applicable.

   Note: Management cautions that the stock price performance information shown in the graph below may not be indicative of current stock price levels or future stock price performance.
[Stock Performance Graph Here]

                    Plot Points for Stock Performance Graph
               Jun-98      Dec-98      Mar-99      Jun-99     Sep-99     Dec-99
Navigant        100          63          67          88         84        131
Peer Group      100          65          40          39         41         35
Russell         100          90          87          98         93        107

   The peer group selected by the Company consists of companies active in certain sectors of the travel service industry, and which are publicly held. The Company believes that each company within the peer group is the largest publicly traded company in its respective sector. The Company believes that, within its industry class, the assembly of a peer group is difficult because the Company primarily competes with companies engaged in the corporate travel management sector of the travel service industry, but which are not publicly traded. The following companies comprise the peer group: Travel Services International, Inc., Global Vacation Group, Inc. and Preview Travel, Inc. until the announcement of their acquisition by Travelocity, Inc.

                             STOCKHOLDER PROPOSALS

   Stockholder proposals for inclusion in the Company's proxy materials relating to the next annual meeting of shareholders must be received by the Company on or before January 19, 2001.

                        1999 ANNUAL REPORT ON FORM 10-K

   THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 26, 1999 ACCOMPANIES THIS PROXY STATEMENT, AND WAS FILED ELECTRONICALLY WITH THE SECURITIES AND EXCHANGE COMMISSION. STOCKHOLDERS WHO WISH TO OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) SHOULD ADDRESS A WRITTEN REQUEST TO NAVIGANT INTERNATIONAL, INC., ATTENTION:
JUDY WILLIAMS, 84 INVERNESS CIRCLE EAST, ENGLEWOOD, CO 80112-5314. THE COMPANY WILL PROVIDE COPIES OF THE EXHIBITS TO THE FORM 10-K UPON PAYMENT OF A REASONABLE FEE.

                                 OTHER BUSINESS

   As of the date of this Proxy Statement, management was not aware of any business not described above would be presented for consideration at the Meeting. If any other business properly comes before the Meeting, it is intended that the shares represented by proxies will be voted in respect thereto in accordance with the judgment of the persons voting them.

   The above Notice and Proxy Statement are sent by order of the Board of Directors.

                                          /S/ EUGENE A. OVER, JR.
                                          EUGENE A. OVER, JR.
                                          Vice President, General Counsel and
                                           Secretary

Denver, Colorado
May 26, 2000

PROXY

Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders
                           To be held June 20, 2000

The undersigned hereby appoints Edward S. Adams and Eugene A. Over, Jr., and each of them, proxies of the undersigned, with full power of substitution, to vote all shares of common stock of Navigant International, Inc., which the undersigned is entitled to vote, at the Annual Meeting of Stockholders (the "Meeting") to be held on Tuesday, June 20, 2000, at 9:00 a.m., Mountain Time, at the Inverness Hotel and Golf Club, 200 Inverness Drive West, Englewood, Colorado 80112, and at any and all adjournments thereof for the following purposes:

(1)  Election of Class II Directors:

_____   FOR the nominee listed below (except as marked to the contrary below)

_____   WITHHOLD AUTHORITY to vote for the nominee listed below

Ned A. Minor

_____   FOR the nominee listed below (except as marked to the contrary below)

_____   WITHHOLD AUTHORITY to vote for the nominee listed below

D. Craig Young

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S NAME ON THE LINE IMMEDIATELY BELOW.)

____________________________________________________________________

(2) Approval and Ratification of PricewaterhouseCoopers LLP as the Company's independent auditors for the 2000 fiscal year:

           FOR__________     AGAINST__________     ABSTAIN__________

(3) In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Meeting.


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

(back of card)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY AS THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING "FOR" ELECTION OF THE NOMINEES FOR DIRECTOR AS SELECTED BY THE BOARD OF DIRECTORS AND "FOR" APPROVAL AND RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith. The undersigned hereby revokes any proxies given prior to the date reflected below.


                                       Dated

                                       __________________________________, 2000

                                       ________________________________________
                                       SIGNATURE OF STOCKHOLDER

                                       ________________________________________
                                       SIGNATURE OF STOCKHOLDER

                                       ________________________________________
                                       TITLE (If signing as attorney, executor, administrator, Trustee, guardian or corporate official)

                                       Please complete, date and sign exactly
                                       as your name appears hereon. If shares
                                       are held jointly, each holder should
                                       sign. When signing as attorney,
                                       executor, administrator, trustee,
                                       guardian or corporate official, please
                                       add your title.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE TO AMERICAN STOCK TRANSFER AND TRUST COMPANY, AS AGENT FOR THE COMPANY. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.


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